UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2007

KANBAY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50849	36-4387594
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6400 Shafer Court, Suite 100
Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

847-384-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 9, 2007, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) dated October 26, 2006 by and among Kanbay International, Inc., a Delaware corporation (the “Company”), Capgemini S.A., a French société anonyme (“Parent”), and Capgemini Financial Services, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent.

Pursuant to the terms of the Merger Agreement, each outstanding share of common stock of the Company was converted into the right to receive an amount in cash equal to $29.00, without interest.  The preceding is qualified in its entirety by reference to the Merger Agreement.  The Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on October 26, 2006 and is incorporated by reference herein.

Item 8.01 Other Events.

On February 8, 2007, the Company issued a press release announcing that, at the special meeting of the Company’s stockholders held on February 8, 2007, the stockholders of the Company approved the Merger Agreement and the transactions contemplated therein.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.               Financial Statements and Exhibits.

(d)	Exhibits:

	Exhibit No.	Description

2.1

Agreement and Plan of Merger dated as of October 26, 2006 by and among Cap Gemini SA, Capgemini Financial Services, Inc. and Kanbay International, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on October 26, 2006).

	99.1	Press Release dated February 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANBAY INTERNATIONAL, INC.

Dated: February 9, 2007	By:	/s/ William F. Weissman
	Name:	William F. Weissman
	Title:	Executive Vice President and Chief Financial
Officer

Exhibit Index

Exhibit No.	Description

2.1

Agreement and Plan of Merger dated as of October 26, 2006 by and among Cap Gemini SA, Capgemini Financial Services, Inc. and Kanbay International, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on October 26, 2006).

99.1	Press Release dated February 8, 2007.